UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – December 30, 2015

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry into a Material Definitive Agreement.

On December 30, 2015, Gilla Inc. (“Gilla” or the “Company”) entered into an amendment with a shareholder (the “Secured Note Amendment No.2”) whereby both parties agreed to extend the maturity date of both the Secured Note, dated February 13, 2014, and the Secured Note No.2, dated July 15, 2014, to July 1, 2017, with all other terms of the respective notes remaining the same. The Secured Note Amendment No.2 also granted the shareholder an early right to repay both the Secured Note and the Secured Note No.2 if the Company were to complete a raise through a senior debt facility greater than or equal to two million dollars ($2,000,000) prior to the repayment dates of each of the respective notes. On December 30, 2015 and in connection to the Secured Note Amendment No.2, the Company issued 250,000 warrants for the purchase of Common Stock of the Company (“Common Stock”) at an exercise price of $0.20 per share, such warrants expiring on July 1, 2017.

Item 3.02                      Unregistered Sales of Equity Securities.

On December 31, 2015, the Company closed the first issuances of unsecured subordinated convertible debentures (the "Debentures"), each Debenture having a principal amount of $1,000 and warrants exercisable for the purchase of 5,000 shares of Common Stock (the “Warrants”). On December 31, 2015 (the “Closing Date”), the Company issued six hundred and fifty thousand dollars ($650,000) of the Debentures.

The Debentures will mature on January 31, 2018 (the “Maturity Date”) and bear interest at a rate of 8% per annum, which shall be paid quarterly in arrears, commencing on June 30, 2016. The Debentures shall be convertible into the Common Stock at a conversion rate of $0.10 per share at any time prior to the maturity date. The Company will have the option to force conversion of the Debentures at any time after six (6) months following the Closing Date and prior to the Maturity Date.

Each full Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $0.20 per share for a period of twenty-four (24) months following the Closing Date.

The proceeds of the offering will be used for capital expenditures, marketing expenditures and working capital.

Neither the Debentures nor the Common Stock issuable upon conversion thereof have been registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Debentures will be sold in a private placement only to accredited investors in the United States and pursuant to Regulation S outside the United States. The Company relied upon Regulation S with respect to the initial issuances of Debentures. This Report on Form 8-K does not constitute a solicitation or offering to purchase the Debentures or any other securities of the Company.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated December 31, 2015 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: January 5, 2016	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer